Exhibit 99.1

Excel Trust Announces Results For the Quarter Ended June 30, 2012, Declares Dividend

SAN DIEGO—August 1, 2012— Excel Trust, Inc. (NYSE: EXL) announced today financial and operating results for the quarter ended June 30, 2012. A supplemental financial package with additional information can be found on Excel Trust’s website under the Investor Relations tab.

Highlights for the Second Quarter 2012

•	Reported Adjusted Funds from Operations (AFFO) for the quarter of $6.5 million, or $0.19 per diluted share

•	Reported Funds from Operations (FFO) for the quarter of $6.0 million, or $0.17 per diluted share

•	Declared a third quarter 2012 dividend of $0.1625 per share, which equates to an annualized rate of $0.65 per share

•	Acquired Lake Pleasant Pavilion for approximately $41.8 million on May 16, 2012

•	Increased unsecured credit facility to $250 million and improved terms

“We had a successful quarter as we added another quality property to our portfolio and improved our credit facility, which we amended in July,” commented Gary Sabin, Excel Trust’s CEO. He went on to say, “We are very optimistic about the 2nd half of the year as we continue to execute our strategy of acquiring high quality properties in strong markets.”

Excel Trust reported Adjusted Funds From Operations (AFFO) for the second quarter of $6.5 million, or $0.19 per diluted share. Excel Trust reported Funds From Operations (FFO) for the three-month period ended June 30, 2012 of $6.0 million, or $0.17 per diluted share. Net loss attributable to the common stockholders was ($2.4 million), or ($0.08) per diluted share. This compares to AFFO of $4.4 million, or $0.24 per diluted share, FFO of $3.7 million or $0.20 per diluted share and net income of $1.1 million, or $0.06 per diluted share in the three-month period ended June 30, 2011.

Excel Trust reported AFFO for the six months ended June 30, 2012 of $12.9 million, or $0.37 per diluted share and FFO of $12.5 million, or $0.36 per diluted share. Net loss attributable to the common stockholders for the six months ended June 30, 2012 was ($4.1 million), or ($0.14) per diluted share. This compares to AFFO of $7.6 million, or $0.43 per diluted share, FFO of $6.5 million or $0.37 per diluted share and net income of $0.4 million, or $0.01 per diluted share in the six-month period ended June 30, 2011.

Included in FFO for the quarter ended June 30, 2012 was a non-cash gain related to changes in the fair value of financial instruments and the redemption of certain OP units of approximately $589,000, or $0.02 per diluted share. For the six months ended June 30, 2012, this gain was $1.1 million or approximately $0.03 per diluted share. The change in the fair value of financial instruments was a reduction of the liability recorded for the fair value of a redemption provision related to the OP Units issued in connection with the acquisition of the Edwards Theatres property in March 2011. Included in FFO was non-cash compensation expense of approximately $804,000, or $0.02 per diluted share in the quarter ended June 30, 2012 and $1.6m or $0.05 per diluted share in the six months ended June 30, 2012 resulting from the Company’s incentive stock award plan. FFO was also impacted by transaction costs relating to acquisitions of $355,000, or $0.01 per diluted share in the quarter ended June 30, 2012 and $549,000 or $0.02 per diluted share in the six months ended June 30, 2012.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

Summary of Significant Activities During Second Quarter 2012

On May 16, 2012, Excel Trust acquired Lake Pleasant Pavilion in Phoenix (Peoria), AZ. The Company purchased this 373,000 square foot retail shopping center (of which 178,000 is owned) for approximately $41.8 million, excluding closing costs. Major tenants include SuperTarget (non-owned), Marshalls, Bed Bath and Beyond, Tilly’s and Kirkland’s. Constructed in 2007, the center is well located at a busy intersection in a growing suburb of Phoenix and is approximately 86% leased. In a three mile radius, the average household income is estimated to be $107,000 (Source: AGS 2012).

Events Subsequent to Second Quarter 2012

On July 20, 2012, Excel Trust amended its unsecured credit facility, increasing the borrowing capacity from $200 million to $250 million and lowering its interest rate. The facility now bears interest at a rate per annum equal to LIBOR plus 165 to 225 basis points (down from 220 to 300 basis points), depending on the company’s leverage ratio. If the Company is given an investment-grade credit rating by S&P or Moody’s in the future, the interest rate per annum will improve to LIBOR plus 100 basis points to 185 basis points. The facility includes an accordion feature that allows for an increase up to $450 million under specified circumstances. The maturity date of the credit facility is July 19, 2016 and can be extended for one year at the Company’s option.

Third Quarter 2012 Dividend Declared

The Board of Directors declared a third quarter 2012 cash dividend of $0.1625 per common share payable on October 15, 2012 to shareholders of record as of September 28, 2012.

The Board of Directors has also declared a dividend of $0.4375 per share on the Company’s Series A Cumulative Convertible Perpetual Preferred Shares, and a dividend of $0.5078 on its Series B Cumulative Redeemable Preferred Shares. The dividend on Excel Trust’s outstanding Series A and Series B Preferred Shares will be payable on October 15, 2012 to the Series A and Series B Preferred shareholders of record as of September 28, 2012.

Guidance

Excel Trust expects its AFFO per share for fiscal year 2012 to be between $0.78 and $0.86 and its’ FFO per share for fiscal year 2012 to be between $0.70 and $0.78. Excel Trust believes that AFFO is the most helpful indicator of the Company’s ability to pay recurring dividends since it adjusts for certain non-cash and non-recurring items.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust’s actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, August 2, 2012 at 1:00 p.m. Eastern Time.

PHONE: Conference call access information is as follows:

Dial in number: (800) 299-8538

International Dial in number: (617) 786-2902

Pass code: 34697712

INTERNET: A live webcast of the conference call will be available through Excel Trust’s web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on August 2, 2012. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 30082346

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that primarily targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Excel Trust computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding real estate-related depreciation and amortization, impairment charges and net gains (losses) on the disposition of assets and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.

FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust’s Form 10-Q or 10-K with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-Q or 10-K are an integral part of these consolidated financial statements.

EXCEL TRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2012	December 31, 2011
ASSETS:

Property:
Land	$263,988	$236,941
Buildings	398,441	287,226
Site improvements	41,826	28,257
Tenant improvements	33,617	28,517
Construction in progress	115	21,312
Less accumulated depreciation	(26,804)	(18,294)

Property, net	711,183	583,959
Cash and cash equivalents	7,179	5,292
Restricted cash	4,925	3,680
Tenant receivables, net	2,995	4,174
Lease intangibles, net	72,666	68,556
Mortgage loan receivable	—	2,000
Deferred rent receivable	4,343	2,997
Other assets	17,253	17,013

Total assets	$820,544	$687,671

LIABILITIES AND EQUITY:

Liabilities:
Mortgages payable, net	$272,485	$244,961
Notes payable	13,629	21,000
Accounts payable and other liabilities	15,847	21,080
Lease intangibles, net	16,444	13,843
Dividends/distributions payable	8,405	5,801

Total liabilities	326,810	306,685

Equity:
Stockholders’ equity
Preferred stock	136,423	47,703
Common stock	336	302
Additional paid-in capital	346,385	319,875
Cumulative deficit	(2,471)	(3,277)

	480,673	364,603
Accumulated other comprehensive loss	(608)	(811)

Total stockholders’ equity	480,065	363,792
Non-controlling interests	13,669	17,194

Total equity	493,734	380,986

Total liabilities and equity	$820,544	$687,671

EXCEL TRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and dividends per share)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011

Revenues:
Rental revenue	$17,015	$10,467	$33,168	$18,943
Tenant recoveries	3,185	2,220	6,452	4,118
Other income	328	102	688	207

Total revenues	20,528	12,789	40,308	23,268

Expenses:
Maintenance and repairs	1,352	780	2,674	1,419
Real estate taxes	2,460	1,377	4,525	2,513
Management fees	198	133	388	250
Other operating expenses	953	797	1,782	1,562
Changes in fair value of earn-outs	—	(328)	—	(328)
General and administrative	3,312	3,140	6,815	5,790
Depreciation and amortization	8,552	6,400	16,831	10,561

Total expenses	16,827	12,299	33,015	21,767

Net operating income	3,701	490	7,293	1,501
Interest expense	(3,986)	(3,503)	(7,660)	(6,068)
Interest income	53	43	106	84
Gain on acquisition of real estate and sale of land parcel	—	—	—	937
Changes in fair value of financial instruments and gain on OP unit redemption	589	512	1,051	512

Net income (loss) from continuing operations	357	(2,458)	790	(3,034)
Income from discontinued operations before gain on sale of real estate assets	—	507	—	1,023
Gain on sale of real estate assets	—	3,976	—	3,976

Income from discontinued operations	—	4,483	—	4,999

Net income	357	2,025	790	1,965
Net loss (income) attributable to non-controlling interests	11	(89)	16	(58)

Net income available to Excel Trust, Inc.	368	1,936	806	1,907
Preferred stock dividends	(2,744)	(875)	(4,865)	(1,478)

Net (loss) income attributable to the common stockholders	$(2,376)	$1,061	$(4,059)	$429

Basic and diluted net (loss) income per share	$(0.08)	$0.06	$(0.14)	$0.01

Weighted-average common shares outstanding - basic and diluted	32,785	15,856	32,273	15,686

Dividends declared per common share	$0.1625	$0.150	$0.325	$0.290

Reconciliation of Net Income to FFO and AFFO

For the Period Ended June 30, 2012

(In thousands, except per share data)

Excel Trust, Inc.’s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income(loss) for the three and six months ended June 30, 2012 is as follows:

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011

Net (loss) income attributable to the common stockholders	$(2,376)	$1,061	$(4,059)	$429

Add:
Non-controlling interests in operating partnership	(86)	94	(157)	95
Preferred stock dividends	—	—
Depreciation and amortization	8,552	6,607	16,831	10,976
Deduct:
Depreciation and amortization related to joint venture	(85)	(45)	(124)	(45)
Gain on acquisition of real estate and sale of land parcel	—	—	—	(937)
Gain on sale of real estate assets	—	(3,976)	—	(3,976)

Funds from operations	$6,005	$3,741	$12,491	$6,542

Adjustments:
Transaction costs	355	256	549	362
Deferred financing costs	486	335	958	569
Stock-based and other non-cash compensation expense	804	1,326	1,589	1,777
Changes in fair value of earn-outs	—	(328)	—	(328)
Changes in fair value of financial instruments	(589)	(512)	(1,051)	(512)
Straight-line effects of lease revenue	(613)	(427)	(1,336)	(798)
Amortization of above and below market leases	58	(18)	(170)	25
Non-incremental capital expenditures	(29)	(12)	(139)	(54)

Adjusted funds from operations	$6,477	$4,361	$12,891	$7,583

Weighted average common shares outstanding	32,785	15,856	32,273	15,686
Add:
OP units	1,205	1,405	1,299	1,114
Restricted stock	314	1,046	342	726
Contingent consideration related to business combinations	79	206	91	175
LTIP restricted stock	—	—	—	—
Common stock issuable upon conversion of preferred stock	—	—	—	—

Weighted average common shares outstanding - diluted (FFO and AFFO)	34,383	18,513	34,005	17,701

Funds from operations per share (diluted)	$0.17	$0.20	$0.36	$0.37
Adjusted funds from operations per share (diluted)	$0.19	$0.24	$0.37	$0.43

Other Information:
Leasing commissions paid	$151	$95	$268	$252
Tenant improvements paid	$511	$626	$858	$981